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As filed with the Securities and Exchange Commission on March 31, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	2901 Butterfield Road Oak Brook, Illinois 60523 Telephone (630) 218-8000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	34-2019608 (I.R.S. Employer Identification Number)

Robert H. Baum
Executive Vice President and General Counsel
The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Michael J. Choate, Esq.
Shefsky & Froelich Ltd.
111 East Wacker Drive
Suite 2800
Chicago, IL 60601
(312) 836-4066

          Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.001 par value per share	50,000,000	$9.50	$475,000,000	$26,505

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

Prospectus

Distribution Reinvestment Plan—50,000,000 Shares.

Inland American Real Estate Trust, Inc. is a Maryland corporation, sponsored by Inland Real Estate Investment Corporation (referred to herein as "IREIC"), and has elected to be taxed as a real estate investment trust. We acquire and develop a diversified portfolio of commercial real estate including retail, multi-family, industrial, lodging, office and student housing properties, as well as triple-net, single-use properties of a similar type, located in the United States and Canada, either directly or by acquiring REITs or other "real estate operating companies."

We have established a Distribution Reinvestment Plan (referred to herein as the "DRP") designed to provide existing holders of shares of our common stock with an economical and convenient method to designate the cash distributions on all or a portion of their shares for reinvestment in more shares through the DRP. Some of the significant features of the DRP are as follows:

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Our current stockholders may purchase additional shares, if desired, by automatically reinvesting all or a portion of their cash distributions in shares under the DRP.

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The purchase price for shares under the DRP is $9.50 per share.

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Stockholders may participate in the DRP by completing and executing the Distribution Election Change Form, referred to herein as the "election form," or other appropriate authorization form. If you are already enrolled in the DRP, no action is required.

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Stockholders may terminate participation in the DRP at any time without penalty by delivering written notice to us. In addition, we may amend, suspend or terminate the DRP at any time, without prior notice to, or the prior consent of, stockholders.

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We will offer shares pursuant to the DRP until the earlier of March 31, 2011 or the date we sell all $475,000,000 worth of shares in this offering; provided, however, that we may extend this offering to the extent permitted by applicable law.

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Cash distributions are still taxable even though they will be reinvested in our shares of common stock pursuant to the DRP.

You should carefully consider the specific risks set forth under the caption "Risk Factors" under Item 1A of Part I of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (referred to herein as the "Exchange Act").

The Offering

	Number of Shares Being Offered	Offering Price Per Share	Maximum Proceeds (Before Expenses)
Common Stock, $0.001 par value per share	50,000,000	$9.50	$475,000,000

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Inland American Real Estate Trust, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The date of this prospectus is March 31, 2009

i

PROSPECTUS SUMMARY

Inland American Real Estate Trust, Inc.

        Inland American Real Estate Trust, Inc. is a Maryland corporation formed on October 4, 2004 to acquire and develop a diversified portfolio of commercial real estate, primarily retail, multi-family, industrial, lodging, office and student housing properties, as well as triple-net, single-use properties of a similar type, located in the United States and Canada. We acquire these assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in REITs or other "real estate operating companies" that own these assets, such as real estate management companies and real estate development companies. We also may acquire assets through joint ventures, including joint ventures in which we do not own a controlling interest. We also may invest in other real estate assets such as commercial mortgage-backed securities. Investments in commercial mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk. In addition, we may make loans to third parties or to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan. Aside from these requirements, we do not have, and do not expect to adopt, any policies limiting the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC. Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets such as commercial mortgage-backed securities. We do not intend to acquire real estate assets located outside of the United States and Canada.

        Our office is located at 2901 Butterfield Road, Oak Brook, Illinois 60523. Our toll free telephone number is (800) 826-8228.

Terms of the Offering

        We are offering up to 50,000,000 shares of our common stock to our existing stockholders pursuant to the DRP at a price of $9.50 per share. We will offer shares pursuant to the DRP until the earlier of March 31, 2011 or the date we sell all $475,000,000 worth of shares in this offering. This offering must be registered or exempt from registration in every state or jurisdiction in which we offer or sell shares. If this offering is not exempt from registration in a particular state or jurisdiction, the required registration generally is effective for a period of one year. Therefore, we may have to stop offering and selling shares in any state or jurisdiction in which the registration is not renewed annually and the offering is not otherwise exempt from registration. In the event that we are not able to offer and sell shares in any particular state or jurisdiction, we will pay cash distributions to the residents of that state or jurisdiction until we are able to register, or obtain an exemption for, the offering.

Distribution Reinvestment Plan

        The prospectus describes our DRP pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of your participation in our DRP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability.

We may amend, suspend or terminate the DRP at any time, without prior notice to, or the prior consent of, stockholders.

Use of Proceeds

        The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, investing in real estate and real estate related securities, paying fees and other costs, repaying debt, and funding our share repurchase program.

Incorporation by Reference

        The registration statement of which this prospectus is a part, incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission (referred to herein as the "SEC") as well as all future documents we file with the SEC pursuant to certain sections of the Exchange Act. These documents contain information about us which supplements the information in this prospectus. See "Incorporation of Certain Information by Reference."

RISK FACTORS

        You should carefully consider the specific risks set forth under the caption "Risk Factors" under Item 1A of Part I of our most recent Annual Report on Form 10-K which is incorporated by reference herein, before making an investment decision, as the same may be updated from time to time by our future filings under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as "may," "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," "would, ""could," "should" and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the "Use of Proceeds" section of this prospectus and the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections incorporated by reference from our most recent Annual Report on Form 10-K filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

        Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition and ability to pay distributions. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference herein, that include forward-looking statements.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN

Purpose of the DRP

        Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant is not able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limits or will violate any of the other share ownership restrictions imposed by our charter. Because our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically are issued only in book entry form.

        We are able to offer shares through our distribution reinvestment plan at prices below the offering price in our most recent "best efforts" offering because of a decrease in costs associated with these issuances. Common stock is purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment plan are paid at the same time that distributions are paid on common stock purchased outside the plan.

        Registrar and Transfer Company serves as the plan administrator. Registrar and Transfer Company administers the plan, keeps records and, as soon as practicable after each distribution payment date, provides each participant with a summary statement of his or her reinvestment account.

        Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan.

How to Enroll in the DRP

        Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing an election form and returning it to the plan administrator. By signing the election form, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder's election form is received by the administrator on or prior to a record date for a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the election form is received after the record date for a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by completing a new election form.

Purchase Price of the Shares

        Participants in the distribution reinvestment plan currently are able to use distributions paid by us to purchase shares at a fixed price of $9.50 per share until the earlier of: (1) the change, if any, of the public offering price per share of common stock in our current public offering from $10.00 per share; and (2) the termination of our current "best efforts" public offering. Thereafter, participants may acquire our shares at a price equal to 95% of the "market price" of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange (referred to herein as a "liquidity event"). For these purposes, "market price" means, prior to a liquidity event, either (1) the last price at which shares were offered by us in a "best efforts" public offering of our shares or (2) the fair market value of a share of our common stock, as estimated by us, if our estimate of fair market value on a per share basis is not equal to the last price at which shares were offered by us in a "best efforts" public offering. If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange on which our shares are listed, on the distribution payment date.

        The number of shares purchased for each participant depends upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We do not purchase shares of common stock for participants under the plan to the extent that the purchase will cause the participant to own in excess of 9.8% in value of our issued and outstanding shares of stock or 9.8% in value or in number of shares, whichever is more restrictive, of our issued and outstanding shares of common stock, unless those limitations are waived by our board.

        All shares of common stock held under the plan as of a given record date are entitled to the distributions, if any, that we declare and pay. However, shares acquired after the record date for a given distribution, but before the distribution payment date, are not entitled to particular distributions until next succeeding record date.

        A participant who wishes to transfer whole shares held in the plan must first transfer those shares out of his or her plan account and register the whole shares in his or her name. Distributions on shares remaining in the plan after a partial transfer will continue to be invested under the plan. However, if any partial transfer would result in less than twenty-five shares remaining in a participant's plan account, the request to transfer shares will be considered a request to terminate participation in the plan. Further, if a participant wishes to pledge, assign or otherwise encumber his or her shares, he or she must first remove those shares from the plan and register the shares in his or her name.

Amendment, Suspension and Termination of the DRP

        Participants may terminate their participation in the plan at any time. With the exception of instances where participation is automatically terminated because a participant has less than twenty-five shares remaining in his or her account, as described above, a participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. Upon termination, a participant's fractional shares will be converted to cash at a price, calculated in the same manner as though shares were being purchased for the participant on a distribution payment date. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

        We may amend, suspend or terminate the DRP at any time, without prior notice to, or the prior consent of, stockholders, but notice will be mailed to participants following the date of the amendment, suspension or termination. Neither we nor our affiliates receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

Our Liability under the DRP

        Under Maryland law and our charter and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders. However, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care. In addition, we have provided in our charter that no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law, in effect from time to time, permits the limitation of the liability of directors and officers of a corporation and we have included a requirement in our charter and bylaws that we indemnify and pay, advance or reimburse reasonable expenses to any director or officer from and against any liability or loss to which the director or officer may become subject or which the director or officer may incur by reason of his or her service as a director or officer. Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

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  the person actually received an improper benefit or profit in money, property or services; and

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  the person is held liable based on a final judgment that the person's action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court;

and, except as described below, our directors and officers will be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the person was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the person actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        Notwithstanding the above, our charter provides that no director or officer may be held harmless for any loss or liability suffered by us and may not be indemnified for any loss or liability suffered by him or her unless:

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  the director or officer has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

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  the director or officer was acting on our behalf or performing services for us;

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  the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person's gross negligence or willful misconduct; and

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  the indemnification or agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

        In addition to the foregoing, our charter prohibits us from entering into a contract or agreement with our business manager, Inland American Business Manager & Advisor, Inc. (referred to herein as the "Business Manager") or any of its affiliates that includes provisions holding our Business Manager or its affiliate, as the case may be, harmless from loss or liability unless, at a minimum, the aforementioned requirements are included in the contract or agreement and are required to be satisfied. Notwithstanding the immediately foregoing sentence, the inclusion of these requirements in any contract or agreement between us and our Business Manager or its affiliates will not limit the exposure of the Business Manager or its affiliate, as the case may be.

        Notwithstanding the above, we will not indemnify any director, officer, employee or agent for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

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  there has been a successful defense on the merits of each count involving alleged securities law violations;

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  the claims have been dismissed with prejudice by a court of competent jurisdiction; or

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  a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission's position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

        In accordance with Maryland law, we will advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

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  the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

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  the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

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  the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

        We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf. We may not, however, pay the costs of any liability insurance that insures any person against liability for which he, she or it could not be indemnified under our charter. We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our charter.

        We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act of 1933, as amended (referred to herein as the "Securities Act"), is contrary to public policy and, therefore, unenforceable.

YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED FOR YOU UNDER THE DRP.

Governing Law

        The terms and conditions of the DRP and its operation are governed by the laws of the State of Maryland.

Contact for Answers to Questions Regarding the DRP

        All inquiries regarding the DRP should be sent to:

Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Ms. Roberta S. Matlin

USE OF PROCEEDS

        The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, investing in real estate and real estate related securities, paying fees and other costs, repaying debt, and funding our share repurchase program. We cannot predict with any certainty how much of the DRP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

        We will pay actual expenses incurred in connection with the registering and offering the DRP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following is a brief summary of certain material United States federal income tax considerations that may be relevant to participants in the plan. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a participant in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. This summary is for general information only and does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of stockholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States.

        The statements in this discussion are based on:

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  current provisions of the Internal Revenue Code of 1986, as amended;

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  current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

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  legislative history;

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  judicial decisions; and

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  current administrative interpretations of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer that receives the private letter ruling.

        Future legislation, regulations, administrative interpretations or court decisions could change current law adversely or could affect existing interpretations adversely and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

        This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each participant is advised to consult with his or her own tax advisor regarding the specific federal, state, local, foreign and other tax consequences to him or her of participation in the plan, including any potential changes in applicable tax laws.

        Reinvestment of dividends and distributions.    If you participate in the plan, you will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends on shares held in your account), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the plan. The tax basis of shares of common stock purchased under the plan will be equal to the fair market value of the shares on the investment date. Your holding period for common stock purchased under the plan generally will begin on the date following the date on which the shares of common stock are credited to your account.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount in excess of our current and accumulated earnings and profits. To the extent that the distributions exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain.

        Income Tax Withholding.    In general, any dividend reinvested under the plan is not subject to federal income tax withholding. We or the plan administrator may be required, however, to deduct as "backup withholding" twenty-eight percent (28%) of all dividends paid to you, regardless of whether the dividends are reinvested pursuant to the plan. Similarly, the plan administrator may be required to deduct backup withholding from all proceeds from sales of common stock held in your account. You are subject to backup withholding if: (a) you failed properly to furnish the Company and the plan administrator with your correct taxpayer identification number ("TIN"); (b) when required to do so, you failed to certify, under penalties of perjury, your TIN; (c) the Internal Revenue Service or a broker notifies the Company or the plan administrator that the TIN furnished by you is incorrect; (d) the Internal Revenue Service or a broker notifies the Company or the plan administrator that backup withholding should be commenced because you failed to report properly dividends or interest paid to you; or (e) when required to do so, you failed to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the plan will be reduced by the backup withholding amount. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

        If you are a non-U.S. stockholder you need to provide the required federal income tax certifications to establish your status as a non-U.S. stockholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. stockholder participating in the plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be credited to your account.

        Disposition.    You may recognize a gain or loss upon receipt of a cash payment for a fractional share of common stock credited to your account or when the common stock held in that account is sold at your request. A gain or loss may also be recognized upon your disposition of common stock received from the plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the plan will be treated for federal income tax purposes as a capital gain or loss.

 PLAN OF DISTRIBUTION

        We are offering a maximum of 50,000,000 shares to our current stockholders through the DRP. The shares are being offered at a price of $9.50 per share and we have no basis for estimating the number of shares that will be sold. We will not pay any selling commissions or any marketing contribution in connection with the sale of shares pursuant to the DRP.

LEGAL MATTERS

        Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby. Shefsky & Froelich Ltd., Chicago, Illinois, has given its opinion regarding certain federal income tax considerations.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Inland American Real Estate Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008, respectively, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the registration statement of which this prospectus is part, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the DRP is terminated comprise the incorporated documents:

  (a)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 31, 2009, as amended by Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 31, 2009; and

  (b)
  The description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-51609), filed with the SEC on November 10, 2005.

        Any information that is deemed to be "furnished," rather than "filed," with the SEC is not incorporated by reference herein.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated by reference. Requests should be directed to Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, telephone (630) 218-8000, attention: Ms. Roberta S. Matlin.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act. Therefore, we file reports and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, stockholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including Inland American Real Estate Trust, Inc.) that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

EXHIBIT A
DISTRIBUTION REINVESTMENT PLAN

        Inland American Real Estate Trust, Inc. ("Inland American" or the "Company"), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the "Plan"). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company's common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

        To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

        "Shares registered in your name" means shares of the Company's common stock for which you are the owner of record. If you own shares of the Company's common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

        "Shares enrolled in the Plan" means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company's common stock. You do not have to enroll all of your shares of common stock in the Plan.

        "Shares held in the Plan" or "Plan Shares" are shares of the Company's common stock purchased by your reinvested distributions. Shares held in the Plan are registered in the name of the Administrator, or its nominee, but are credited to your individual Plan Account maintained by the Administrator. Distributions on all shares held in the Plan are automatically reinvested in additional shares of the Company's common stock.

        The following question-and-answer statements define the Company's Distribution Reinvestment Plan, effective as of August 31, 2005.

Purpose

        1.     What is the purpose of the Plan?

        The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple, convenient and economical way to invest cash distributions in additional shares of the Company's common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company's common stock and for building your holdings in the Company's common stock.

        Maximum Ownership of Shares.    To maintain the Company's qualification as a REIT, no more than 50% of its outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that the Company meets this test its charter provides that no person may own more than 9.8% in value of its issued and outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% in value of the Company's issued and outstanding stock or 9.8% in value or in number of shares, whichever is more restrictive, of the Company's issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

        2.     What investment options are available to participants in the Plan?

        The Plan provides two options for purchasing additional shares of common stock. Cash distributions on all shares held in the Plan for you are automatically reinvested to purchase additional shares of common stock regardless of which investment option is selected:

        Full Distribution Reinvestment Option.    You may have cash distributions on all of your shares of common stock automatically reinvested; or

        Partial Distribution Reinvestment Option.    You may reinvest distributions on a portion of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only those shares for which you wish to reinvest distributions.

Benefits and Disadvantages

        3.     What are the benefits and disadvantages of the Plan?

        Benefits.    Before deciding whether to participate, you should consider the following benefits of the Plan:

  •
  You may purchase additional shares of the Company's common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

  •
  No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

  •
  Your funds will be fully invested because the Plan permits fractions of shares of common stock to be credited to your account. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and credited to your account.

  •
  You may direct the Administrator to transfer, at any time and at no cost to you, all or a portion of your shares held in the Plan to a new or existing Plan Account for another person.

  •
  Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

        Disadvantages.    Before deciding whether to participate, you should consider the following disadvantages of the Plan:

  •
  You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock credited to your Plan Account as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of the Company's current and accumulated earnings and profits (and to the extent the distribution exceeds both the Company's current and accumulated earnings and profits and the tax basis in your shares of common stock). Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

  •
  You may not know the actual number of shares of common stock credited to your Plan Account until after the applicable Distribution Payment Date, as defined in Question 15.

  •
  Transfers or withdrawal of common stock held in your Plan Account may take up to five business days to process.

  •
  You may incur brokerage commissions, fees and income taxes, as described in Question 23.

  •
  You may not pledge shares of common stock deposited in your Plan Account unless you withdraw the shares from the Plan.

  •
  We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

Administration

        4.     Who administers the Plan for participants?

        Registrar and Transfer Company (the "Administrator") administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in the name of the Administrator, or its nominee, and the Administrator will maintain an individual account for you to record your interests in the Plan.

        The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company's common stock and may have other business relationships with the Company from time to time.

        The Administrator may be reached as shown below:

INFORMATION ABOUT THE PLAN
For answers to questions regarding the Plan
and to request Plan forms, please contact:

Registrar and Transfer Company
Investor Relations Department
(800) 368-5948
email: info@rtco.com
website: http://www.rtco.com

From outside the continental United States,
call (908) 497-2300

Send Election Forms to:

Registrar and Transfer Company
Distribution Reinvestment Department
P.O. Box 1727
Cranford, New Jersey 07016

Please include your account number or Social Security
number on all correspondence. Also, please include a telephone number where you can be reached during business hours.

Eligibility and Enrollment

        5.     Who is eligible to participate?

        If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. If not, you should become the owner of record by having your shares of common stock registered directly in your own name. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

        The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

        6.     When may an eligible person join the Plan?

        If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company's Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

        7.     How does an eligible person join the Plan?

        You may join the Plan by signing an Enrollment Form and returning it to the Administrator. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the Election Form. You may obtain an Election Form at any time by calling the telephone number for the Administrator set forth in Question 4.

        8.     Is partial participation possible under the Plan?

        Yes. You may elect to enroll in the Plan all, or less than all, of the shares registered in your name. However, distributions on all Plan Shares will be reinvested so long as those shares of common stock are held in the Plan.

        9.     For what reinvestment options does the Election Form provide?

        The Election Form authorizes the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. Cash distributions paid on your shares of common stock held by the Administrator in your Plan Account will be reinvested in accordance with the Plan. The Election Form also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the number of shares of common stock you do wish enrolled.

        10.   How may a participant change options under the Plan?

        As a participant, you may change your reinvestment options at any time by requesting a new Election Form and returning it to the Administrator at the address set forth in Question 4. Any change in reinvestment option must be received by the Administrator not later than the Record Date for the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

        11.   When does enrollment in the Plan become effective?

        Your signed Election Form will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

  •
  If your signed Election Form is received by the Administrator on or prior to the Record Date for a Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

  •
  If your signed Election Form is received by the Administrator after the Record Date for a Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

Costs

        12.   Are there any costs to participants in the Plan?All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 23).

Purchases

        13.   When are the Record Dates and Distribution Payment Dates for the Company's distributions?

        You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. For a given distribution, the Company will announce the Distribution Payment Date and corresponding Record Date at least ten days prior to the Record Date in question.

        The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the Record Dates and Distribution Payment Dates for it will be announced by the Company, and the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

        14.   What is the source of shares purchased under the Plan?

        The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

        15.   When will shares be purchased under the Plan?

        Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company's common stock (each, a "Distribution Payment Date"). Your Plan Account generally will be credited with purchased shares on the Distribution Payment Date, and your distribution and voting rights as to purchased shares of common stock generally will commence on that date.

        16.   What will be the price of the shares purchased under the Plan?

        The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

  •
  the change of the public offering price per share of common stock in a public "best efforts" offering of the Company's common stock from $10.00 per share, if there is a change; and

  •
  termination of any "best efforts" public offering of the Company's common stock, unless followed by a subsequent "best efforts" public offering.

        After the termination of all "best efforts" public offerings of the Company's common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to 95% of the "market price" of a share of the Company's common stock until the shares become listed for trading. For these purposes, "market price" means, prior to a liquidity event, either (1) the last price at which shares were offered by the Company in a "best efforts" public offering of its shares or (2) the fair market value of a share of the Company's common stock, as estimated by the Company, if the Company's estimate of fair market value on a per share basis is not equal to the last price at which shares were offered by the Company in a "best efforts" public offering. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Dividend Payment Date.

        17.   How many shares will be purchased for participants?

        The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16. Your account will be credited with that number of shares of common stock, including fractions computed to four decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 23 and Question 24), divided by the applicable purchase price per share. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. The Company will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% in value of the Company's issued and outstanding shares of stock and 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding shares of common stock, unless those limitations are waived by the Company's board of directors.

        18.   Will shares purchased through the Plan earn distributions?

        Yes. All Plan Shares held for your account under the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. All cash distributions payable on all shares credited to your account under the Plan will be automatically reinvested in additional shares at a price as described in Question 16.

        Only shares of common stock held as of the Record Date for a given distribution are entitled to that distribution. Thus, shares of common stock acquired after the Record Date for a given distribution, but before the Distribution Payment Date for that distribution, will not be entitled to that particular distribution, but will be entitled to any subsequent distribution for which they are shares of record on the Record Date (see also Question 13).

Sales and Transfers of Shares Held in the Plan

        19.   May a participant sell shares held in a Plan Account?

        Yes. You may request to have any whole number of shares held in your Plan Account transferred out of your Plan Account and registered in your name. Once the shares are registered in your name and no longer part of the Plan, you can either sell them to a third party through efforts of your own or you can sell them back to the Company by participating in the Company's Share Repurchase Program. There is no guarantee, however, that you will be able to sell your shares to the Company through the Share Repurchase Program.

        If shares are transferred out of your Plan Account on or after an "ex-distribution date" but before the related Distribution Payment Date, the transfer will be processed as described above and you will be entitled to receive the distribution on those shares. This distribution will be reinvested in the Plan unless the transfer is part of a termination (see Question 28). An "ex-distribution date" is generally two business days before the Record Date for the distribution. Distributions on shares of common stock remaining in your Plan Account after a partial transfer will continue to be reinvested under the Plan. However, a request to transfer shares, the execution of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. Following such a request, your Plan Account will be closed (see Question 29).

        20.   May a participant assign, transfer or pledge to another person all or part of his or her shares held in the Plan?

        You may change the ownership of all or part of your shares held in the Plan through gift, private sale or otherwise. If you wish to transfer ownership, you should contact the Administrator by telephone as set forth in Question 4. The Administrator will provide you with instructions on how to complete the transfer. This transfer generally will be completed at no cost to you.

        You may not pledge (e.g., use as security for a loan), assign or otherwise encumber shares held in the Plan. If you wish to pledge, assign or encumber Plan Shares, you must request that your Plan Shares be removed from the Plan and registered in your name (see Question 27).

        21.   If Plan Shares are transferred to another person, how will the Company document the transfer on its books?

        The Administrator will remain the registered owner for the shares but the shares will be credited to the transferee's Plan Account. If the transferee is not already a Plan participant, the transfer will be accomplished as soon as the Administrator receives a signed Election Form (the transferee will be considered a registered stockholder for purposes of enrollment whether or not he or she owned shares of the Company's common stock prior to the transfer). Distributions on all shares transferred to and held in the transferee's Plan Account will be reinvested under the terms of the Plan.

        22.   How will a transferee be advised of his or her stock ownership?

        The transferee will begin to receive Statements of Account just like other Plan participants.

Taxes

        23.   What are the income tax consequences of participation in the Plan?

        The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

        (1)   Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock. You will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends on shares held in your account), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the plan.

        (2)   The tax basis per share of common stock purchased under the Plan is the fair market value of the share on the Distribution Payment Date on which the share was credited to your account.

        (3)   The holding period for shares of common stock acquired with reinvested distributions generally will begin on the day following the Distribution Payment Date on which the shares were credited to your Plan Account (see Question 15).

        (4)   Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount in excess of the Company's current and accumulated earnings and profits. To the extent that the distributions exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain.

        (5)   You may recognize a gain or loss if you withdraw from the Plan and receive a cash payment for a fraction of a share credited to your Plan Account. A gain or loss also may be recognized upon your disposition of common stock received from the Plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss.

        24.   How are income tax withholding provisions applied to participants in the Plan?

        If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of distributions and the proceeds from any sale of your shares. Under certain other circumstances, you also may be subject to backup withholding. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

        If you are a non-U.S. stockholder you need to provide the required federal income tax certifications to establish your status as a non-U.S. stockholder so that backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. stockholder participating in the plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be credited to your account.

Reports to Participants

        25.   What kinds of reports will be sent to participants in the Plan?

        As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. They also will include the tax consequences of reinvestment, and should be retained for tax purposes. In addition, you will be sent copies of other communications sent to holders of the Company's common stock, including the Company's annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 27 and 28 below.

        All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator prior to the Record Date for the next Distribution Payment Date.

Certificates for Shares

        26.   Will certificates be issued for shares purchased?

        No. Shares of the Company's common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of the Company's common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be credited to your Plan Account under your name, but they will not be registered in your name. The number of shares of common stock credited to your Plan Account will be shown on your statement of your account.

Termination of Participation

        27.   How does a participant terminate participation in the Plan?

        To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. An Election Form should be sent to the address set forth in Question 4. To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your summary statement. Upon termination, you will receive a check for the net proceeds from the sale of all fractional shares of common stock held in your Plan Account.

        On the termination date, the Administrator will convert to cash any fractional shares held in your Plan Account at the same price that the shares could be purchased through the Plan, calculated in accordance with Question 16 above, on the termination date.

        28.   When may a participant terminate participation in the Plan?

        You may request termination of your participation in the Plan at any time. However, you should allow for several weeks from the time you request termination until you receive a check for the net proceeds of any fractional shares converted to cash, as described in Question 27. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

        29.   May an individual's participation be terminated by the Company or the Administrator?

        The Company reserves the right to terminate the participation of any participant who, in the Company's sole discretion, is abusing the Plan or causing undue expense. Also, as described in Question 19, a request to transfer shares, the transfer of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. The Company also reserves the right to suspend or terminate the Plan with respect to participants in one or more jurisdictions (see Question 36).

Sales of Shares Registered in your Name

        30.   What happens when a participant sells or transfers all of the shares registered in the participant's name?

        If you sell or transfer all the shares registered in your name, the Administrator will continue to reinvest any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), subject to your right to withdraw from the Plan at any time. Also, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

        31.   What happens when a participant sells or transfers some but not all of the shares registered in the participant's name?

        If you have elected the "Full Distribution Reinvestment" option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

        If you have elected the "Partial Distribution Reinvestment" option described at Question 2 by enrolling in the Plan only a portion of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan.

For example, if you requested the Company to enroll in the Plan 50 shares of the 100 shares registered in your name, and then you transferred or sold 25 shares, the Company would continue to reinvest the distributions on 50 shares. If instead, you transferred or sold 75 shares, the Company would continue to reinvest the distributions on all of the remaining 25 shares. If you later acquire additional shares registered in your name, those shares will automatically be enrolled in the Plan (and their distributions reinvested) so long as your total enrollment is less than your original enrollment request of 50.

        In all cases, after a sale or transfer of shares registered in your name, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

Other Information

        32.   If the Company has a rights offering, how will the rights on the Plan Shares be handled?

        You will participate in any rights offering, based upon your total holdings of whole shares, including whole shares enrolled in the Plan and whole shares credited to your Plan Account.

        33.   What happens if the Company issues a distribution payable in stock or declares a stock split?

        Any distribution payable in stock or split shares distributed by the Company on shares enrolled in the Plan and on shares of common stock held in your Plan Account will be credited to your account.

        34.   How will a participant's shares held by the Administrator be voted at stockholders' meetings?

        Shares of common stock held by the Administrator for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole shares registered in your own name including those enrolled in the Plan, if any, as well as to all whole shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card. If the proxy card is not returned, or if it is returned unsigned by you, none of your shares will be voted.

        As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole shares—those shares registered in your name (including those enrolled in the Plan), and those credited to your account under the Plan—will be voted in accordance with the recommendation of the Company's management.

        35.   What are the responsibilities of the Administrator and the Company under the Plan?

        Subject to the limitations contained in the Company's charter, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or from failure to terminate your Plan Account upon your death or any change in the market value of the Company's common stock.

        You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

        You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

        36.   May the Plan be changed or discontinued?

        Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

Prospectus
Distribution Reinvestment Plan
50,000,000 Shares of Common Stock

ALPHABETICAL INDEX	PAGE
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	8
EXPERTS	10
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	11
LEGAL MATTERS	10
PLAN OF DISTRIBUTION	10
PROSPECTUS SUMMARY	1
RISK FACTORS	3
DISTRIBUTION REINVESTMENT PLAN	A-1
SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN	4
USE OF PROCEEDS	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	11

        We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

March 31, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses to be paid in connection with the sale of common stock being registered by Inland American Real Estate Trust, Inc. (the "Registrant"), all of which will be paid by the Registrant. All amounts are estimates and assume the sale of 50,000,000 shares except the registration fee.

SEC Registration Fee	$26,505
Printing and Postage Expenses	48,200
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	30,000
Blue Sky Fees and Expenses	25,000

Total expenses	$154,705

Item 15.    Indemnification of the Officers and Directors

        Under Maryland law and the Registrant's charter and bylaws, the Registrant's officers and directors are deemed to be in a fiduciary relationship to it and its stockholders. However, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in the Registrant's best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care. In addition, the Registrant has provided in its charter that no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law, in effect from time to time, permits the limitation of the liability of directors and officers of a corporation and the Registrant has included a requirement in its charter and bylaws that it indemnify and pay, advance or reimburse reasonable expenses to any director or officer from and against any liability or loss to which the director or officer may become subject or which the director or officer may incur by reason of his or her service as a director or officer. Thus, except as described below, the Registrant's directors and officers will not be liable for monetary damages unless:

  •
  the person actually received an improper benefit or profit in money, property or services; and

  •
  the person is held liable based on a final judgment that the person's action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court;

and, except as described below, the Registrant's directors and officers will be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the person was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the person actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Registrant or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        Notwithstanding the above, the Registrant's charter provides that no director or officer may be held harmless for any loss or liability suffered by the Registrant and may not be indemnified for any loss or liability suffered by him or her unless:

  •
  the director or officer has determined, in good faith, that the course of conduct that caused the loss or liability was in the Registrant's best interests;

  •
  the director or officer was acting on the Registrant's behalf or performing services for the Registrant;

  •
  the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person's gross negligence or willful misconduct; and

  •
  the indemnification or agreement to be held harmless is recoverable out of the Registrant's net assets only and not from the personal assets of any stockholder.

        In addition to the foregoing, the Registrant's charter prohibits it from entering into a contract or agreement with its business manager, Inland American Business Manager & Advisor, Inc. (the "Business Manager") or any of its affiliates that includes provisions holding the Business Manager or its affiliate, as the case may be, harmless from loss or liability unless, at a minimum, the aforementioned requirements are included in the contract or agreement and are required to be satisfied. Notwithstanding the immediately foregoing sentence, the inclusion of these requirements in any contract or agreement between the Registrant and the and our Business Manager or its affiliates will not limit the exposure of the Business Manager or its affiliate, as the case may be.

        Notwithstanding the above, the Registrant will not indemnify any director, officer, employee or agent for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

  •
  there has been a successful defense on the merits of each count involving alleged securities law violations;

  •
  the claims have been dismissed with prejudice by a court of competent jurisdiction; or

  •
  a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission's position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which the Registrant's securities were offered.

        In accordance with Maryland law, the Registrant will advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

  •
  the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for the Registrant or on the Registrant's behalf;

  •
  the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

  •
  the person seeking indemnification undertakes in writing to repay the Registrant the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

        The Registrant may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with the Registrant or on its behalf. The Registrant may not, however, pay the costs of any liability insurance that insures any person against liability for which he, she or it could not be indemnified under the Registrant's charter. The Registrant may enter into any contract requiring it to indemnify and advance expenses with any director, officer, employee or agent as may be determined by its board of directors and as permitted by the Registrant's charter.

        The Registrant has been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), is contrary to public policy and, therefore, unenforceable.

Item 16.    Exhibits

        The list of exhibits filed as part of this Registration Statement on Form S-3 is submitted in the Exhibit Index following the signature pages herein.

Item 17.    Undertakings

        (a)   The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (b)   The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (c)   The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities

Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

        (d)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the registration statement of which the prospectus is a part, and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the registration statement of which the prospectus is a part, to provide such interim financial information.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 31st day of March, 2009.

INLAND AMERICAN REAL ESTATE TRUST, INC.
By:	/s/ BRENDA G. GUJRAL Name: Brenda G. Gujral Its: President

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roberta S. Matlin and Scott W. Wilton and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ ROBERT D. PARKS Robert D. Parks	Director and Chairman of the Board	March 31, 2009
/s/ BRENDA G. GUJRAL Brenda G. Gujral	Director and President (principal executive officer)	March 31, 2009
/s/ LORI J. FOUST Lori J. Foust	Treasurer and Principal Financial Officer (principal financial officer)	March 31, 2009
/s/ JACK POTTS Jack Potts	Principal Accounting Officer	March 31, 2009
/s/ J. MICHAEL BORDEN J. Michael Borden	Director	March 31, 2009
/s/ THOMAS F. GLAVIN Thomas F. Glavin	Director	March 31, 2009
/s/ DAVID MAHON David Mahon	Director	March 31, 2009
/s/ THOMAS F. MEAGHER Thomas F. Meagher	Director	March 31, 2009
/s/ PAULA SABAN Paula Saban	Director	March 31, 2009
/s/ WILLIAM J. WIERZBICKI William J. Wierzbicki	Director	March 31, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Fifth Articles of Amendment and Restatement of the Registrant (previously filed in and incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on June 19, 2007)
3.2*
Amended and Restated Bylaws (previously filed and incorporated by reference to Exhibit 3.2 to the Registrant's Form 8-K filed on April 1, 2008), as amended by the Amendment to the Amended and Restated Bylaws of Inland American Real Estate Trust, Inc., effective as of January 20, 2009 (previously filed and incorporated by reference to Exhibit 3.2 to the Registrant's Form 8-K filed on January 23, 2009)
4.1	Distribution Reinvestment Plan of the Registrant (filed herewith as Exhibit A of the prospectus)
5.1	Opinion of Venable LLP as to legality of securities (filed herewith)
8.1	Opinion of Shefsky & Froelich Ltd. with respect to tax matters (filed herewith)
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8.1)
23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney (filed herewith in Part II of this registration statement)
99.1	Form of Distribution Election Change Form (filed herewith)

*
Previously filed.